SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT - January 20, 2004
                        (Date of Earliest Event Reported)


                                   WICKES INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                           Commission File No. 1-14967


         Delaware                                              36-3554758
----------------------------                               ---------------------
  (State of Incorporation)                                 (I.R.S. Employer
                                                           Identification No.)

             706 North Deerpath Drive, Vernon Hills, Illinois 60061
             ------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (847) 367-3400



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Item 3.  Bankruptcy or Receivership

     On January 20, 2004, Wickes Inc. (the "Company") filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code to facilitate a restructuring of the Company's debt. In conjunction with the filing, the Company received a commitment for $100 million in new debtor-in-possession (DIP) financing, which will replace its current senior credit facility. Upon Bankruptcy Court approval and execution of definitive agreements, the DIP financing will provide funding for the Company's ongoing operations.

     During the Chapter 11 proceedings, the Company will continue to operate in the ordinary course of business. The Company expects to receive Court approval to, among other things, continue payment of pre-petition and post-petition wages, salaries, incentive plans, and medical, dental, disability, vacation and most other benefits. The Company believes it has sufficient financing to meet its ongoing obligations and intends to continue doing business with its customers and vendors in the same manner as before.

     A copy of the Company's press release regarding these matters is attached hereto as Exhibit 99.1.


Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

         Exhibit Number             Description
         --------------             -----------
         99.1                       Press Release dated January 20, 2004.









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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WICKES INC.



Date:  January 21, 2004                By:     /s/ James A. Hopwood
                                              --------------------
                                              James A. Hopwood
                                              Senior Vice President and
                                              Chief Financial Officer

                                  EXHIBIT INDEX

         Exhibit Number             Description
         --------------             -----------
         99.1                       Press Release dated January 20, 2004.